Exhibit 107

Calculation of Filing Fee Tables
S-3
THE YORK WATER COMPANY
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, no par value	457(o)	(1)(2)	(2)
	Debt	Debt Securities	457(o)	(1)(2)	(2)
	Unallocated (Universal) Shelf		457(o)	(1)(2)	(2)	$60,000,000	0.0001531	$9,186.00
Total Offering Amounts:						$60,000,000		$9,186.00
Total Fees Previously Paid:								$0.00
Total Fee Offsets:								$436.40	(3)
Net Fee Due:								$8,749.60

(1)
Such indeterminate amount of securities registered hereunder, as may from time to time be issued by The York Water Company (the "Registrant") at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, with an aggregate initial offering price not to exceed $60,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall be deemed to cover an indeterminate number of additional securities to be offered as a result of share splits, share dividends or similar transactions. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In addition, the total amount to be registered and the proposed maximum offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)
With regard to the securities included in the offering made by hereby, the proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance of the securities registered by this Registration Statement. Prices, when determined, may be in U.S. dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. If any debt securities are issued at an original issue discount, then the amount registered will include the principal or liquidation amount of such securities measured by the initial offering price thereof.

(3)	See Table 2, below.

Table 2: Fee Offset Claims and Sources

Registrant or Filer Name		Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	The York Water Company	S-3	333-259809	09/27/2021		$436.40	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	(1)	$4,000,460
Fee Offset Sources	The York Water Company	S-3	333-259809		09/27/2021						$436.40

Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)
The Registrant previously filed a Registration Statement on Form S-3 with the Securities and Exchange Commission on September 27, 2021, as amended on October 8, 2021 (File No. 333-259809) (the "Prior Registration Statement"), which was declared effective on October 13, 2021, which registered an aggregate of $45,999,540 of an indeterminate amount of securities to be offered by the Registrant from time to time. In connection with the Prior Registration Statement, the Registrant paid a filing fee of $5,455. An aggregate of $4,000,460 of securities registered on the Prior Registration Statement remain unsold, leaving $436.40 in previously paid fees available for future offset (calculated at the fee rate in effect on the filing date of the Prior Registration Statement). In accordance with Rule 457(p) under the Securities Act, the Registrant is using all $436.40 of the unused filing fees to offset the filing fee payable in connection with this filing. Accordingly, only $8,749.60 in additional registration fees is due to be paid at this time. The Registrant has terminated or completed all offerings that included the unsold securities associated with the claimed offset under the Prior Registration Statement.